Exhibit 1
                             JOINT FILING AGREEMENT

     The undersigned agree that the statement on Schedule 13D dated September 8, 2004 with respect to the Common Stock of Zones, Inc. is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13(d) under the Securities Exchange Act of 1934, as amended.


Dated: September 8, 2004


                                               By: /s/ FIROZ H. LALJI
                                                   -----------------------------
                                                   Firoz H. Lalji
                                                   Chairman and Chief Executive
                                                   Officer of Zones, Inc.


                                               By: /s/ NAJMA LALJI
                                                   -----------------------------
                                                   Najma Lalji